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                                                                     Exhibit 4.6



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                             XM Satellite Radio Inc.

                        14% SENIOR SECURED NOTES DUE 2010

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                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 23, 2002


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                              The Bank of New York

                                     Trustee

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     SECOND SUPPLEMENTAL INDENTURE, dated as of December 23, 2002, by and among
XM Satellite Radio Inc., a Delaware corporation (the "Company"), XM Satellite Radio Holdings Inc., a Delaware corporation (the "Parent Guarantor"), XM Equipment Leasing LLC, a Delaware limited liability company (the "Subsidiary Guarantor"), and The Bank of New York (successor to United States Trust Company of New York), as trustee (the "Trustee").

                                   WITNESSETH

     WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of March 15, 2000 (the "Indenture"), providing for the issuance of 14% Senior Secured Notes due 2010 (the "Notes");

     WHEREAS, the Company and the Trustee may, under Section 9.01(d) of the Indenture, supplement the Indenture without the consent of any Holder of a Note to make any change that would provide any additional rights or benefits to the Holders of the Notes;

     WHEREAS, acting pursuant to Section 9.01(d) of the Indenture, the Company desires to cause the Parent Guarantor and the Subsidiary Guarantor to irrevocably and unconditionally guarantee the obligations of the Company under the Notes;

     WHEREAS, the Company also desires to provide for the addition of other guarantors of the Notes that are Subsidiaries of the Company under certain circumstances.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I

                         PARENT AND SUBSIDIARY GUARANTEE

     SECTION 1.01. Parent Guarantee and Subsidiary Guarantees.

     (a) The Parent Guarantor and the Subsidiary Guarantor each hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

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     (b) No stockholder, officer, director or incorporator, as such, past, present or future of the Parent Guarantor or the Subsidiary Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     (c) This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Parent Guarantor and the Subsidiary Guarantor and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     (d) The obligations of the Parent Guarantor and the Subsidiary Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

     SECTION 1.02. Addition of Subsidiary Guarantors.

     (a) If at any time a Subsidiary of the Company Guarantees any of the Company's obligations under the Company's 14% Senior Secured Discount Notes Due 2009 to be issued under an Indenture between the Company, the Parent Guarantor, the Subsidiary Guarantor and The Bank of New York, as trustee, to be entered into on or about January 2003, the Company shall promptly cause such Subsidiary to Guarantee the Notes and the Company's obligations under the Indenture.

     (b) If the Company is required to cause a Subsidiary to Guarantee the Notes and its obligations under the Indenture pursuant to clause (a) of this Section 1.02, the Company shall cause such Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company's Obligations under the Notes and the Indenture on terms substantially similar to the Guarantee set forth in this Second Supplemental Indenture and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary.

                                   ARTICLE II

                                  MISCELLANEOUS

     SECTION 2.01. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Second Supplemental Indenture by the Company, the Parent Guarantor, the Subsidiary Guarantor and the Trustee, this Second Supplemental

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Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

     SECTION 2.02. Governing Law; Governance, Etc. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This Second Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this Second Supplemental Indenture were the "Indenture" referred to therein.

     SECTION 2.03. Trustee Acceptance. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The recitals contained herein shall be taken as the statements of the Company, the Parent Guarantor and the Subsidiary Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 2.04. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 2.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

     SECTION 2.06. Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

     SECTION 2.07. Entire Agreement. This Second Supplemental Indenture, together with the Indenture as amended hereby and the Notes, the Security Agreement and the Pledge Agreement, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

     SECTION 2.08. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Second Supplemental Indenture or the Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the date first above written.

                                            XM Satellite Radio Inc.


                                            By:_________________________________
                                                    Name:
                                                    Title:
Attest:


___________________________
Name:
Title:
                                            XM Satellite Radio Holdings Inc., as
                                            Parent Guarantor


                                            By:_________________________________
                                                    Name:
                                                    Title:
Attest:


___________________________
Name:
Title:
                                            XM Equipment Leasing LLC, as
                                            Subsidiary Guarantor


                                            By:_________________________________
                                                    Name:
                                                    Title:
Attest:


___________________________
Name:
Title:

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                                            The Bank of New York

                                                  By:___________________________
                                                        Name:
                                                        Title:
Attest:


___________________________
Name:
Title:

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